                              EXHIBIT 10.20

                             LETTER AGREEMENT


August 25, 1999

Health-Chem Corporation
460 Park Avenue
New York, NY 10022

To the Board of Directors:

I hereby (i) waive the right to receive my first year's retirement pension distribution from
Health-Chem Corporation ("Health-Chem") in the amount of $300,000 and payable on January
1, 2000, and (ii) agree to transfer 317,406 shares of common stock of Health-Chem, to
Health-Chem, in exchange for Health-Chem's cancellation of the outstanding debt owed by me to Health-Chem in the approximate amount of $249,000.

Very truly yours,



Marvin M. Speiser


This will confirm that such debt of Marvin M. Speiser to the Company (principal and interest) is hereby conceled.

Dated: August 25, 1999

Health-Chem Corporation


By:
Name:         Bruce M. Schloss
Title:        Vice President